                         CERTIFICATE OF MERGER

                                   OF

                       QUICKRESPONSE SERVICES, INC.,
                          a California corporation

                                   INTO

                        QUICKRESPONSE SERVICES, INC.,
                           a Delaware corporation

           (under Section 252 of the Delaware General Corporation Law)

          It is hereby certified that:

          FIRST: The name and state of incorporation of each of the constituent business corporations participating in the merger herein certified are as follows:

          (i) QuickResponse Services, Inc., which is incorporated under the laws of the State of California ("QuickResponse California") and

          (ii) QuickResponse Services, Inc., which is incorporated under the laws of the State of Delaware ("QuickResponse Delaware").

          SECOND: An Agreement and Plan of Merger dated as of August 30, 1997 (the "Agreement of Merger") between QuickResponse California and QuickResponse Delaware has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of the State of Delaware: to wit, by QuickResponse California in accordance with the laws of the State of its incorporation and by QuickResponse Delaware in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:   The name of the surviving corporation in the merger
herein certified is QuickResponse Delaware, which will, upon effectiveness of the merger, continue its existence as said surviving corporation under the name "QuickResponse Services, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          FOURTH: The Certificate of Incorporation of QuickResponse Delaware shall continue to be the Certificate of Incorporation of said surviving corporation without change or amendment until further amended in accordance with the provisions of the General Corporation Law of the State of Delaware.

          FIFTH: The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation. The address of the principal place of business of the surviving corporation is 1400 Marina Way South, Richmond, California 94804.

          SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

          SEVENTH: The authorized capital stock of QuickResponse California consists of (a) 20,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share.

          EIGHTH: Pursuant to the Certificate of Incorporation and the Bylaws of QuickResponse Delaware, which shall continue to be the Certificate of Incorporation and Bylaws of the surviving corporation, the directors of the surviving corporation are classified into three classes, as nearly equal in number as possible as determined by the board of directors, with (i) the term of office of the first class to expire at the 1998 Annual Meeting of Stockholders, (ii) the term of office of the second class to expire at the 1999 Annual Meeting of Stockholders and (iii) the term of office of the third class to expire at the 2000 Annual Meeting of Stockholders. On and after the effectiveness of the merger herein certified, the Board of Directors of the surviving corporation shall consist of eight (8) members divided into three classes, as follows:

          Initial Class I Directors
          -------------------------
          John P. Dougall
          Philip Schlein

          Initial Class II Directors
          --------------------------
          Peter R. Johnson
          Tania Amochaev
          Steven D. Brooks

          Initial Class III Directors
          ---------------------------
          H. Lynn Hazlett
          Garth Saloner
          Garen K. Staglin

          Such individuals shall serve as directors of the surviving corporation upon and after the effectiveness until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the surviving corporation or the Bylaws of the surviving corporation.

                                   2.

          NINTH: The officers of QuickResponse Delaware immediately prior to the effectiveness of the merger shall be the officers of the surviving corporation upon and after the effectiveness of the merger until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the surviving corporation or the Bylaws of the surviving corporation.

Dated: October 20, 1997

                                  QUICKRESPONSE SERVICES, INC.,
                                  a California corporation

                                  By: /s/ H. Lynn Hazlett
                                     -------------------------------------
                                      Name: H. Lynn Hazlett
                                      Title: PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

ATTEST:

/s/ Shawn M. O'Connor
-----------------------------
Name: Shawn M. O'Connor
Title: SECRETARY

                                  QUICKRESPONSE SERVICES, INC.,
                                  a Delaware corporation

                                  By: /s/ H. Lynn Hazlett
                                     -------------------------------------
                                      Name: H. Lynn Hazlett
                                      Title: PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

ATTEST:

/s/ Shawn M. O'Connor
-----------------------------
Name: Shawn M. O'Connor
Title: SECRETARY

                                      3.

                        AGREEMENT AND PLAN OF MERGER
                       OF QUICKRESPONSE SERVICES, INC.
                           A DELAWARE CORPORATION
                                     AND
                         QUICKRESPONSE SERVICES, INC.
                           A CALIFORNIA CORPORATION

          THIS AGREEMENT AND PLAN OF MERGER dated as of August 30, 1997 (the "Agreement") is between QuickResponse Services, Inc., a Delaware corporation ("QuickResponse Delaware") and QuickResponse Services, Inc., a California corporation ("QuickResponse California"). QuickResponse Delaware and QuickResponse California are sometimes referred to herein as the "Constituent Corporations."

                                  RECITALS

          A. QuickResponse Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30,000,000 shares, 20,000,000 of which are designated "Common Stock", $0.001 par value, and 10,000,000 of which are designated "Preferred Stock", $0.001 par value. As of August 30, 1997, 1,000 shares of Common Stock were issued and outstanding, all of which were held by QuickResponse California. No shares of Preferred Stock were outstanding.

          B. QuickResponse California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,000,000 shares, 20,000,000 of which are designated "Common Stock", no par value, and 10,000,000 of which are designated "Preferred Stock", $.01 par value. As of July 31, 1997, 8,494,945 shares of Common Stock and no shares of Preferred Stock were outstanding.

          C. The Board of Directors of QuickResponse California has determined that, for the purpose of effecting the reincorporation of QuickResponse California in the State of Delaware, it is advisable and in the best interests of QuickResponse California that QuickResponse California merge with and into QuickResponse Delaware upon the terms and conditions herein provided.

          D. The respective Boards of Directors of QuickResponse Delaware and QuickResponse California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, QuickResponse Delaware and QuickResponse California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

          1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, QuickResponse California shall be merged with and into QuickResponse Delaware (the "Merger"), the separate existence of QuickResponse California shall cease and QuickResponse Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be QuickResponse Services, Inc.

          1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

          The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

          1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of QuickResponse California shall cease and QuickResponse Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger (ii) shall be subject to all actions previously taken by its and QuickResponse California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of QuickResponse California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law,
(iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of QuickResponse California in the same manner as if QuickResponse Delaware

                                       2.

had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

               II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1  CERTIFICATE OF INCORPORATION.  The Certificate of
Incorporation of QuickResponse Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 BYLAWS. The Bylaws of QuickResponse Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 DIRECTORS AND OFFICERS. The directors and officers of QuickResponse California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III. MANNER OF CONVERSION OF STOCK

          3.1 QUICKRESPONSE CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of QuickResponse California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

          3.2 QUICKRESPONSE CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of QuickResponse California. Each outstanding and unexercised option, or other right to purchase, or security convertible into, QuickResponse California Common Stock shall become an option, or right to purchase, or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of QuickResponse California Common Stock issuable pursuant to any such option, or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such QuickResponse California option, stock purchase right or other convertible security at the Effective Date of the Merger. There are


                                       3.

no options, purchase rights for or securities convertible into Preferred Stock of QuickResponse California.

          A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of QuickResponse California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 QUICKRESPONSE DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of QuickResponse Delaware Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by QuickResponse Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

          3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of QuickResponse California Common Stock may, at such stockholder's option, surrender the same for cancellation to Chase Mellon Shareholder Services, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of QuickResponse California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of QuickResponse California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of QuickResponse California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          If any certificates for shares of QuickResponse Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall a be condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise


                                       4.

be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of QuickResponse Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

          4.1 COVENANTS OF QUICKRESPONSE DELAWARE. QuickResponse Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by QuickResponse Delaware of all of the franchise tax liabilities of QuickResponse California.

          (c) Take such other actions as may be required by the California General Corporation Law.

          4.2 FURTHER ASSURANCES. From time to time, as and when required by QuickResponse Delaware or by its successors or assigns, there shall be executed and delivered on behalf of QuickResponse California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by QuickResponse Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of QuickResponse California and otherwise to carry out the purposes of this Agreement, and the officers and directors of QuickResponse Delaware are fully authorized in the name and on behalf of QuickResponse California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either QuickResponse California or of QuickResponse Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of QuickResponse California or by the sole stockholder of QuickResponse Delaware, or by both.

          4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an


                                       5.

amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

          4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at 32 Lockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901, and The Prentice-Hall Corporation System, Inc., is the registered agent of the Surviving Corporation at such address.

          4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1400 Marina Way South, Richmond, California 94804 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

          4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

          4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                                       6.

            IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of QuickResponse Delaware and QuickResponse California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                 QUICKRESPONSE SERVICES, INC.,
                                 a Delaware corporation



                                 By: /s/ H. Lynn Hazlett
                                    -----------------------------------------
                                    H. Lynn Hazlett, President and Chief
                                    Executive Officer



ATTEST:


 /s/ Shawn M. O'Connor
------------------------------
Shawn M. O'Connor, Secretary




                                 QUICKRESPONSE SERVICES, INC.,
                                 a California corporation



                                 By: /s/ H. Lynn Hazlett
                                    -----------------------------------------
                                    H. Lynn Hazlett, President and Chief
                                    Executive Officer



ATTEST:


 /s/ Shawn M. O'Connor
------------------------------
Shawn M. O'Connor, Secretary

                            CERTIFICATE OF SECRETARY

              QUICKRESPONSE SERVICES, INC., A DELAWARE CORPORATION


          The undersigned, Shawn M. O'Connor, Secretary of QuickResponse Delaware, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies, as such Secretary, that the Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of QuickResponse Services, Inc., a corporation of the State of California, was duly adopted by the sole stockholder of the corporation, which Agreement and Plan of Merger was thereby adopted as the act of the stockholders of said QuickResponse Delaware, Inc., a Delaware corporation, and constitutes the duly adopted agreement and act of said corporation.
          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 30th day of August, 1997.




                                                 /s/ Shawn M. O'Connor
                                               --------------------------------
                                                Shawn M. O'Connor, Secretary

                           CERTIFICATE OF SECRETARY

            QUICKRESPONSE SERVICES, INC., A CALIFORNIA CORPORATION


          The undersigned, Shawn M. O'Connor, hereby certifies that he is the duly elected and acting Secretary of QuickResponse Services, Inc., a California corporation ("QuickResponse California"), and hereby certifies that the attached Agreement and Plan of Merger between QuickResponse Delaware, Inc., a Delaware corporation, and QuickResponse California was duly approved by the shareholders of QuickResponse California on May 30, 1997.
          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 30th day of August, 1997.




                                                 /s/ Shawn M. O'Connor
                                               --------------------------------
                                                Shawn M. O'Connor, Secretary